BDO Dunwoody LLP Chartered Accountants and Advisors	#604 – 750 West Pender Street Vancouver, BC, Canada V6C 2T7 Telephone: (604) 689-0188 Fax: (604) 689-9773

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form S-1, dated September 24, 2008, of Ibex Resources Corp. (the “Company”), of our report of September 4, 2008, on the financial statements as of July 31, 2008 and for the period from June 4, 2008 (Date of Incorporation) to July 31, 2008.  We also consent to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the Form S-1.  Our report dated September 4, 2008 contains additional comments that state that conditions and events exist that raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might results from the outcome of these uncertainties.

(signed) “BDO Dunwoody LLP”

Chartered Accountants

Vancouver Canada
October 3, 2008

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario